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Exhibit 99.3

IASG Announces Outlook for Third Quarter and Plans to Issue $125 Million of Senior Notes

ALBANY, N.Y.—October 25, 2004—Integrated Alarm Services Group, Inc. (NASDAQ: IASG) a total solution provider to independent security alarm dealers today announced that it expects revenue for its fiscal third quarter ending September 30, 2004 to be approximately $21.5 million. Revenue for the second quarter ended June 30, 2004 was $19.5 million.

Third quarter 2004 pre-tax loss is expected to be approximately $0.4 million higher than the second quarter pre-tax loss of $0.6 million. The increase in loss can be attributed to an increase in amortization expenses of $0.3 million, $0.3 million of staffing and training expenses required to transfer the account retention function for our owned portfolio from Albany, New York to Las Vegas, Nevada and a loss of wholesale accounts at the end of the second quarter which resulted in a margin decline of $0.2 million.

The Company also expects to record a third quarter non-cash tax expense of approximately $1.2 to $1.4 million versus a tax benefit of $0.2 million in second quarter. Consequently, the Company expects to report a net loss of approximately $2.2 to $2.4 million or $0.08 to $0.10 per share for the third quarter ending September 30, 2004.

IASG expects to report results for the third quarter and hold a conference call to discuss the results the week of November 8, 2004.

IASG also announces that it expects to sell $125.0 million of senior notes due 2011 (the "Notes") in a private offering. The Notes have not been registered under the Securities Act of 1933, as amended, (the "Securities Act"), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company intends to use the proceeds of the sale of the Notes to pay the cash purchase price in the recently announced acquisition of the assets of National Alarm Computer Center, Inc., to retire certain outstanding indebtedness and for general corporate purposes.

Concurrent with the consummation of the offering of the Notes, IASG expects to enter into a new $30 million senior secured credit facility with LaSalle Bank N.A..

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About IASG

        Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG's services include alarm contract financing including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with 5,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring and servicing. For more information about IASG please visit our web site at http://www.iasg.us.

Forward-Looking Statement

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG's future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements because IASG's actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading "Risks Related to our Business" in IASG's Form 10-K report for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on March 30, 2004, and other reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.

CONTACT:
Integrated Alarm Services Group, Inc.
Investor Relations:
Joseph L. Reinhart
518-426-1515

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  Exhibit 99.3